Exhibit 5.2

June 11, 2026

Lightwave Logic, Inc.

369 Inverness Parkway, Suite 350

Englewood, Colorado 80112

Ladies and Gentlemen:

We have acted as special counsel to Lightwave Logic, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of the following securities:

(i)	common stock, par value $0.001 per share, of the Company (“Common Stock”);

(ii)	preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

(iv)	warrants issued by the Company (the “Warrants”); and

(vi)	units comprised of any combination of Common Stock, Preferred Stock or Warrants (the “Units”).

The Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities.” The Warrants and Units are together referred to herein as the “Subject Securities.”

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith and (ii) the prospectus included in the Registration Statement relating to the Securities (the “Prospectus”). We have also examined and relied upon certificates of public officials and have considered such matters of law as we have deemed necessary to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.

For the purposes of this opinion letter, we have assumed that: (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that (i) the Company has power and authority (corporate or otherwise) to authorize, execute and deliver the Subject Securities; (ii) each party to the documents we have examined or relied on (the “Reviewed Documents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (iii) each party to the Reviewed Documents: (a) has the legal capacity, power and authority to execute, deliver, and perform its obligations under the Reviewed Documents to which it is a party, (b) has taken all action necessary to duly authorize the execution and delivery of, and the performance of its obligations under, the Reviewed Documents to which it is a party and (c) has duly executed and delivered the Reviewed Documents to which it is a party; and (iv) the Reviewed Documents constitute the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms. We have not verified any of the foregoing assumptions or any other assumptions set forth in this opinion letter.

Our opinions set forth below are limited to the applicable federal securities laws of the United States and the laws of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority. We note that Snell & Wilmer L.L.P., special Nevada counsel to the Company, has furnished its opinion, dated the date hereof and filed as an exhibit to the Registration Statement, with respect to certain matters of Nevada law.

Based on and subject to the foregoing, and the additional qualifications and other matters set forth below, it is our opinion that:

1.       Assuming the form and terms of the Warrants offered pursuant to the Registration Statement have been duly established in accordance with the applicable warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Warrants and the Warrant Agreement are governed by the laws of New York, when (i) the form and terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors of the Company (the “Board of Directors”) and/or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board of Directors and/or a duly authorized committee thereof and enforceable against the parties thereto in accordance with its terms, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.        Assuming that (A) the combination of the Securities of which any Units offered pursuant to the Registration Statement consist has been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof and of the stockholders, if applicable, and (B) the terms of such Units have been duly established in accordance with the applicable agreement pursuant to which such Units are to be issued (the “Unit Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Units and the Unit Agreement are governed by the laws of New York, when (i) the form, terms and the execution and delivery of the Unit Agreement relating to any Units and the terms of the Units, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof; (ii) the Unit Agreement relating to the Units has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Units or certificates representing the Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Unit Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance its terms, upon payment of the consideration fixed therefor in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement duly authorized by the Board of Directors and/or a duly authorized committee thereof and enforceable against the parties thereto in accordance with its terms, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2

3.       If any Subject Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized, approved and documented as provided in numbered paragraphs 1 and 2 above, as the case may be and assuming that the Issuable Securities are governed by the laws of New York and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, such Issuable Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following additional assumptions:

(a)        (i) The Registration Statement and any amendment thereto (including any post-effective amendment) will (a) have become effective under the Securities Act, and such effectiveness will not have been terminated, suspended or rescinded and (b) comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment, and (ii) a prospectus supplement will have been prepared and timely filed with the Commission describing the Securities being offered thereby and will comply with all applicable laws;

(b)        All Securities offered pursuant to the Registration Statement will be issued and sold (i) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and any prospectus supplement or free writing prospectus (as defined in Rule 405 under the Securities Act) and (ii) only upon payment of the consideration fixed therefor in accordance with the terms and conditions of any applicable definitive underwriting, purchase, agency or similar agreement relating to the particular offering, including any amendment or supplement thereto (each a “Purchase Agreement”), and any other applicable agreement relating to the particular offering (including any articles of amendment to the Company’s Amended and Restated Articles of Incorporation, as it may be further amended from time to time (the “Articles of Incorporation”), Warrant Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing), and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto;

(c)        A definitive Purchase Agreement, any other applicable agreement relating to the particular offering (including any applicable articles of amendment to the Articles of Incorporation, Warrant Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing) and, if applicable, the Securities themselves will have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, and duly executed and delivered by the Company and each of the other parties thereto;

(d)       (1) New York law will be chosen to govern any definitive Warrant Agreement, Unit Agreement or any other agreement pursuant to which Securities may be issued, (2) such choice in each case will be a valid and legal provision, (3) any definitive Purchase Agreement, Warrant Agreement, Unit Agreement or other agreement will contain all provisions required under the laws of the State of Nevada in respect of contracts for the sale of securities issued by a legal entity incorporated or otherwise organized under the laws of the State of Nevada;

(e)        In the case of any articles of amendment to the Articles of Incorporation, or definitive Purchase Agreement, Warrant Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing, there will be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

3

(f)        The final terms of any Securities offered pursuant to the Registration Statement, and, when issued, the issuance, sale and delivery thereof, and the incurrence and performance of the obligations thereunder or in respect thereof in accordance with the terms thereof, and any consideration to be received for any such issuance, sale and delivery, (i) will comply with, and will not violate, (A) the Articles of Incorporation and the Company’s Second Amended and Restated Bylaws, as they may be further amended from time to time (the “Bylaws”) or (B) any applicable law, rule or regulation; (ii) will not result in a default under or breach of any agreement or instrument binding upon the Company; (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of such Securities or the incurrence and performance of such obligations may be subject; and (iv) will not violate any applicable public policy or be subject to any defense in law or equity; and

(g)        The Company will have taken any action required to be taken by the Company, based on the type of Security being offered, to authorize the offer and issuance thereof, and such authorization will remain in effect and unchanged at all times during which the Securities are offered and issued and will not have been modified or rescinded (subject to the further assumption that the sale of any such Security takes place in accordance with such authorization); the Board of Directors, or a duly authorized committee thereof, will have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Articles of Incorporation and the Bylaws, as they may be amended or supplemented hereafter (in each case subject to the further assumption that any such organic documents of the Company will have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization will remain in effect and unchanged at all times during which the such Securities are offered and issued and will not have been modified or rescinded (subject to the further assumption that the sale of any such Security will take place in accordance with such authorization).

To the extent that the obligations of the Company under any Purchase Agreement, Warrant Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (i) all parties to any such agreement (including any applicable warrant agent or other party acting in a similar capacity with respect to any Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (ii) each such agreement and the applicable Securities will have been duly authorized, executed and delivered by all such other parties and will constitute the valid and binding obligations of all such other parties, enforceable against each such other party in accordance with their terms; (iii) all such other parties will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (iv) all such other parties will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights or remedies generally; (b) general principles of equity, regardless of whether such principles are considered in a proceeding at law or in equity; (c) the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity, and (d) an implied covenant of good faith, reasonableness, fair dealing and standards of materiality.

4

We express no opinion with respect to any provision of the Warrants, Units or any Issuable Securities, (i) that purports to waive forum non conveniens or trial by jury; (ii) that relates to judgments in currencies other than U.S. dollars; (iii) that purports to limit any person’s liability, or relieve any party of the consequences of, its own unlawful, willful, reckless, bad faith, or negligent acts or omissions, or that grants indemnity or a right of contribution; (iv) that purports to allow any party to interfere unreasonably in the conduct of another party’s business; (v) that purports to require the payment or reimbursement of fees, costs, expenses or other amounts that are unreasonable in nature or amount or without a reasonable accounting of the sums purportedly due or that are contrary to applicable law or public policy; (vi) that purports to prohibit the assignment of rights that are assignable pursuant to applicable law notwithstanding an agreement not to assign such rights; (vii) that purports to require that amendments or waivers to any agreement be in writing; (viii) relating to severability or set-off; (ix) that purports to limit access exclusively to any particular courts; (x) that purports to place a limitation on lawsuits to the extent that it may conflict with federal bankruptcy law, in which case such provision may be deemed void or voidable under federal bankruptcy law; (xi) that provides that no recourse may be had against any successors of the Company or any stockholder of the Company that may be a controlling person under federal securities laws; (xii) that purports to waive or modify any party’s obligations of good faith, fair dealing, diligence, mitigation of damages, reasonableness or due notice, or the right of redemption under the Uniform Commercial Code or other applicable law; (xiii) that provides for advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (xiv) that provides that decisions by a party are conclusive or may be made in its sole discretion; (xv) that consents to, or restricts governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (xvi) that waives broadly or vaguely stated rights; (xvii) that provides for exclusivity, election or cumulation of rights or remedies; (xviii) that provides a proxy, power of attorney or trust; (xix) that prohibits, restricts, or requires consent to assignment or transfer of any right or property; and (xx) that provides for liquidated damages, an increased interest rate on default, interest on interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions may be found to constitute a penalty. We also express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby or the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP

5